Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(a)	Registration Statement (Form S-8 No. 333-202141) of Navios Maritime Holdings Inc. and

(b)	Registration Statement (Form S-8 No. 333-222002) of Navios Maritime Holdings Inc.

of our reports dated March 24, 2023, with respect to the consolidated financial statements of Navios Maritime Partners L.P. and the effectiveness of the internal control over financial reporting of Navios Maritime Partners L.P., incorporated by reference in this Annual Report (Form 20-F) of Navios Maritime Holdings Inc. for the year ended December 31, 2022.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

March 27, 2023